Financial Statements

                                       OF



                           STROUD HOUSING ASSOCIATES,
                              A LIMITED PARTNERSHIP



                           DECEMBER 31, 2001 and 2000

                           STROUD HOUSING ASSOCIATES,
                              A LIMITED PARTNERSHIP



                           DECEMBER 31, 2001 and 2000

                                Table of Contents



                                                                    Page

Independent Accountant's Report                                     1
Balance Sheets                                                      2-3
Statements of Operations                                            4
Statements of Changes in Partners' Capital                          5
Statements of Cash Flows                                            6
Notes to Financial Statements                                       7-10

                                 THOMAS HANKINS
                          CERTIFIED PUBLIC ACCOUNTANT
                        2917 Old Greeawood Rd., Suite 7
                              Fort Smith,AR 72903


Phone:(479) 646-6730                                          Fax:(479) 646-2659
--------------------------------------------------------------------------------



                         INDEPENDENT ACCOUNTANT'S REPORT
                          ----------------------------



Partners
Stroud Housing Associates,
A Limited Partnership

I have audited the accompanying balance sheets of STROUD HOUSING ASSOCIATES, A LIMITED PARTNERSHIP as of December 31, 2001, and 2000 and the related statements of operations, changes in partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of STROUD HOUSING ASSOCIATES, A LIMITED PARTNERSHIP as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                            /S/Thomas Hankins


February 15, 2002
Fort Smith, Arkansas

                           STROUD HOUSING ASSOCIATES,
                              A LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                           DECEMBER 31, 2001 and 2000




                                                  ASSETS
                                                  ------
                                                                                         2001             2000
                                                                                         ----             ----
     CURRENT ASSETS
         Cash                                                                $            544 $          1,834
         Accounts Receivable
             Rent                                                                       1,603            2,101
             Due from ERC Companies                                                   496,000          496,000
             Security deposits                                                              0              100
         Prepaid expenses                                                               2,955                0
                                                                               ---------------  ---------------
             TOTAL CURRENT ASSETS                                                     501,102          500,035
                                                                               ---------------  ---------------

     RESTRICTED DEPOSITS
         Tenant security deposit fund                                                   1,869            3,581
                                                                               ---------------  ---------------

     PROPERTY, At Cost
         Land                                                                          46,000           46,000
         Buildings                                                                  1,318,841        1,318,841
         Furniture and equipment                                                      100,123          100,123
         Improvements                                                                 226,313          226,313
                                                                               ---------------  ---------------
                                                                                    1,691,277        1,691,277
         Less:  accumulated depreciation                                              120,900           52,817
                                                                               ---------------  ---------------
                                                                                    1,570,377        1,638,460
                                                                               ---------------  ---------------

                                                                             $      2,073,348 $      2,142,076
                                                                               ===============  ===============

         CURRENT LIABILITIES
             Short-term note payable                                         $      1,096,000 $      1,096,000
             Accrued expenses                                                          67,348                0
             Due to ERC Companies                                                   1,087,897        1,062,365
                                                                               ---------------  ---------------
                 TOTAL CURRENT LIABILITIES
                                                                                    2,251,245        2,158,365
                                                                               ---------------  ---------------

         RESTRICTED DEPOSITS
             Security deposits                                                          1,869            3,681
                                                                               ---------------  ---------------

         LONG-TERM DEBT                                                               150,000          150,000
                                                                               ---------------  ---------------

         PARTNERS' CAPITAL                                                           (329,766)        (169,970)
                                                                               ---------------  ---------------









                                                                             $      2,073,348 $      2,142,076
                                                                               ===============  ===============

                        See Notes to Financial Statement

                           STROUD HOUSING ASSOCIATES,
                              A LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 2001 and 2000

                                                                                         2001             2000
                                                                                         ----             ----
     INCOME
         Rental                                                              $        115,550 $         52,847
         Other                                                                          2,921              767
                                                                               ---------------  ---------------
                                                                                      118,471           53,614
                                                                               ---------------  ---------------
     OPERATING EXPENSES
         Advertising                                                                    1,963            3,884
         Bad debt expense                                                                 640              385
         Depreciation                                                                  68,083           52,817
         Insurance - employee health                                                    4,145            1,460
         Insurance - other                                                              4,313           16,967
         Office expense                                                                 5,436           24,612
         Other expense                                                                      0            5,151
         Payroll tax                                                                    1,694            2,229
         Professional fees                                                              4,616           10,055
         Property management                                                            6,396            1,145
         Real estate tax                                                                7,370           35,448
         Repairs and maintenance                                                       26,130           19,484
         Salaries                                                                      22,592           16,674
         Telephone                                                                      3,849            6,237
         Training                                                                       3,522            4,904
         Utilities                                                                     17,379           26,129
                                                                               ---------------  ---------------
                                                                                      178,128          227,581
                                                                               ---------------  ---------------

     LOSS FROM OPERATIONS                                                             (59,657)        (173,967)
                                                                               ---------------  ---------------

     OTHER INCOME (EXPENSE)
         Interest expense                                                            (115,767)               0
         Other income                                                                  15,628            3,903
                                                                               ---------------  ---------------
                                                                               ---------------  ---------------
                                                                                     (100,139)           3,903
                                                                               ---------------  ---------------

     NET LOSS                                                                $       (159,796)$       (170,064)
                                                                               ===============  ===============



                        See Notes to Financial Statements

                           STROUD HOUSING ASSOCIATES,
                              A LIMITED PARTNERSHIP

                    STATEMENTS OF CHANGE IN PARTNERS' CAPITAL

                     YEARS ENDED DECEMBER 31, 2001 and 2000



                                                            GENERAL              LIMITED
                                                            PARTNER              PARTNERS               TOTAL
                                                       ------------------    -----------------     -----------------

BALANCE,
     JANUARY 1, 2000                                $                  0  $                 0  $                  0

CAPITAL CONTRIBUTIONS                                                 94              944,897               944,991

LESS SUBSCRIPTIONS
     RECEIVABLE                                                         -            (944,897)             (944,897)

NET LOSS FOR YEAR ENDING
     DECEMBER 31, 2000                                               (17)            (170,047)             (170,064)
                                                       ------------------    -----------------     -----------------

                                                                      77             (170,047)             (169,970)

NET LOSS FOR YEAR ENDING
     DECEMBER 31, 2001                                               (16)            (159,780)             (159,796)
                                                       ------------------    -----------------     -----------------

                                                    $                 61  $          (329,827) $           (329,766)
                                                       ==================    =================     =================

                        See Notes to Financial Statements

                           STROUD HOUSING ASSOCIATES,
                              A LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2001 and 2000

                                                                                             2001             2000
                                                                                             ----             ----
     CASH FLOWS FROM OPERATING ACTIVITIES
         Net loss                                                                $       (159,796)$       (170,064)
         Items not requiring cash:
             Depreciation                                                                  68,083           52,817
         Changes in:
             Accounts receivable                                                              598         (498,201)
             Prepaid expenses                                                              (2,955)               0
             Tenant security deposit fund                                                   1,712           (3,581)
             Due to ERC Companies                                                          25,532        1,062,365
             Accrued expenses                                                              67,348
             Restricted deposits held                                                      (1,812)           3,681
                                                                                   ---------------  ---------------
                 NET CASH PROVIDED BY (USED FOR)
                      OPERATING ACTIVITIES                                                 (1,290)         447,017
                                                                                   ---------------  ---------------

         CASH FLOWS FROM INVESTING ACTIVITIES
             Purchase of property and equipment                                                 0       (1,691,277)
                                                                                   ---------------  ---------------
                 NET CASH USED FOR INVESTING ACTIVITIES                                         0       (1,691,277)
                                                                                   ---------------  ---------------

         CASH FLOWS FROM FINANCING ACTIVITIES
             Additions to short-term debt                                                       0        1,096,000
             Additions to long-term debt                                                        0          150,000
             Capital contributions                                                              0               94
                                                                                   ---------------  ---------------
                 NET CASH PROVIDED BY
                      FINANCING ACTIVITIES                                                      0        1,246,094
                                                                                   ---------------  ---------------

                      NET INCREASE (DECREASE) IN CASH                                      (1,290)           1,834

                 CASH AT BEGINNING OF PERIOD                                                1,834                0
                                                                                   ---------------  ---------------

                 CASH AT END OF PERIOD                                           $            544 $          1,834
                                                                                   ===============  ===============




                        See Notes to Financial Statements

                           STROUD HOUSING ASSOCIATES,
                              A LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 and 2000

          NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Nature of Operations
          --------------------

          Stroud Housing Associates, a Limited Partnership is an Oklahoma Limited Partnership which was organized in 1998 as a limited partnership to develop, construct, own, maintain and operate a 36 unit rental housing project for persons of low and moderate income. The rental units are located in the City of Stroud, Oklahoma. The Partnership has one general partner and two limited partners.

          Operating profits and losses and tax credits are allocated 99.99% to the limited partners and .01% to the general partner. Profit or loss and cash distributions from sales of property will be allocated as formulated in the partnership agreement.

          Property
          --------

          Property is recorded at cost which includes a fee paid to the project's developer who is also a member of the general partner and is depreciated over the estimated useful life of 5 to 40 years. Annual depreciation is computed primarily using the straight-line method.

          Use of Estimates
          ----------------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Income Taxes
          ------------

          No provision for income taxes has been made in these financial statements, as income taxes are a liability of the partners rather than of the Partnership.

                           STROUD HOUSING ASSOCIATES,
                              A LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 and 2000


         NOTE B - SHORT-TERM NOTE PAYABLE
                                                                                        2001             2000
                                                                                        ----             ----

                 Note payable, First National Bank of Fort Smith,
                 due in full February 15, 2002, bearing a variable
                 interest rate (1/2% below New York prime rate),
                 secured by land and buildings, convertible to
                 permanent term loan upon maturity                               $      1,096,000 $      1,096,000
                                                                                   ===============  ===============


         NOTE C - LONG-TERM DEBT

         Long-term debt consists of the following:
                                                                                        2001             2000
                                                                                        ----             ----
                 Note payable, NHS/ERC Housing Company, LLC
                 with interest accrued at 5.98%, and paid at 1%
                 per annum, secured by land and buildings,
                 principal and unpaid accrued interest due in
                 full December 31, 2034                                          $        150,000 $        150,000
                                                                                   ===============  ===============


         NOTE D - RELATED PARTY TRANSACTIONS


         The Partnership's general partner is NHS/ERC Housing Company, LLC. ERC Properties, Inc. is a member of NHS/ERC Housing Company, LLC. ERC Properties, Inc., ERC Development Group, LLC, ERC Construction Group, LLC, and ERC Management Group, LLC, hereinafter referred to as "ERC Companies" are controlled through common ownership, and provide
         general   contracting   and  other   services  and  functions  to  the
         Partnership.

                           STROUD HOUSING ASSOCIATES,
                              A LIMITED PARTNERSHIP
                         D/B/A GARLAND SQUARE APARTMENTS

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 and 2000


          NOTE D - RELATED PARTY TRANSACTIONS (CONTINUED)


          Management Fees
          ---------------

          The Partnership paid ERC Companies $34,826 in 2001 and $21,507 in 2000 for reimbursements and services rendered in connection with the leasing and operation of the project.

          Development Fee
          ---------------

          The Partnership incurred a development fee of $208,148 , payable to ERC Companies for services rendered to the partnership for overseeing the construction of the project. The development fee has been capitalized into the basis of the building and is included in "Due to ERC Companies" on the balance sheet.

          Note Payable
          ------------

          The general partner, NHS/ERC Housing Company, LLC, is the lender to the Partnership of a note bearing interest at 5.98%. Interest is paid annually. The total principal of $150,000, and any unpaid accrued interest will become due in full on December 31, 2034.

                           STROUD HOUSING ASSOCIATES,
                              A LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 and 2000


         NOTE E - OTHER INFORMATION

         Security Deposit Fund

         Security deposits collected from tenants are held in a separate bank account.  The status of the account at December 31, 2000 is:
                                                                                        2001             2000
                                                                                        ----             ----
                 Tenant security deposit fund                                    $          1,869 $          3,581
                 Accounts receivable - security deposits                                        0              100
                 Security deposits                                                         (1,869)          (3,681)
                                                                                   ---------------  ---------------

                                                                                 $              0 $              0
                                                                                   ===============  ===============

         Interest Cost

         The Partnership capitalized interest cost as a component of the cost of construction in progress.  The following is a summary of interest cost incurred:
                                                                                        2001             2000
                                                                                        ----             ----
                 Interest cost capitalized                                       $              0 $         81,679
                 Interest cost expensed                                                   115,767                0
                                                                                   ---------------  ---------------

                 Total interest cost incurred                                    $        115,767 $         81,679
                                                                                   ===============  ===============

         NOTE F - ADDITIONAL CASH FLOW INFORMATION

         Noncash Investing and Financing Activities
                                                                                        2001             2000
                                                                                        ----             ----
         Limited partner capital contributions                                   $              0 $        944,897
         Subscriptions receivable                                                               0         (944,897)
                                                                                   ---------------  ---------------
                                                                                 $              0 $              0
                                                                                   ===============  ===============

         Additional Cash Payment Information

         Interest paid                                                           $         48,419 $         81,679
                                                                                   ===============  ===============